EXHIBIT 5.01
                                                                    ------------



          [Paul, Weiss, Rifkind, Wharton & Garrison, LLP Letterhead]



                                           December 10, 2004


Universal American Financial Corp.
Six International Drive, Suite 190
Rye Brook, NY  10573

                       Registration Statement on Form S-3
                           Registration No. 333-120190
                       ----------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Universal American Financial Corp. ("UAFC" or the "Company"), a New York corporation, in connection with the Registration Statement on Form S-3 referred to above (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"). The Registration Statement contains a prospectus (the "Prospectus") which provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company under the Act of (i) senior debt securities (the "Senior Debt Securities") and subordinated debt securities of UAFC (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, which will be issued by UAFC (including Debt Securities issued upon exercise, exchange or redemption of securities providing for such issuance), (ii) shares of Preferred Stock (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance) of UAFC, par value $1.00 per share (the "Preferred Stock"),
(iii) shares of Common Stock (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance) of UAFC, par value $.01 per share (the "Common Stock"), (iv) UAFC's warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"), (v) depositary shares representing fractional interests in shares of Preferred Stock (the "Depositary Shares"),
(vi) stock purchase contracts of UAFC (the "Stock Purchase Contracts"), (vii) stock purchase units of UAFC, consisting of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the "Stock Purchase Units"), and (viii) 5,000,000 shares of Common Stock that may be sold by the selling shareholder named in the Registration Statement (the "Selling Shareholder Securities"). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Stock Purchase Contracts and the Stock Purchase Units (collectively, the "Company Securities") and the Selling Shareholder

Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act. The aggregate public offering price of the Company Securities will not exceed $140,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) if the Debt Securities, shares of Preferred Stock, Warrants, Stock Purchase Contracts or Stock Purchase Units are issued with principal amounts or liquidation values denominated in one or more foreign currencies or currency units as shall be designated by UAFC).

                  The Senior Debt Securities are to be issued under an indenture, to be entered into among UAFC and U.S. BANK NATIONAL ASSOCIATION, as trustee, or such other trustee as may be appointed (the "Senior Debt Indenture"). The Subordinated Debt Securities are to be issued under an indenture to be entered into between UAFC and U.S. BANK NATIONAL ASSOCIATION, as trustee, or such other trustee as may be appointed (the "Subordinated Debt Indenture" and, collectively with the Senior Indenture, the "Indentures"). The Warrants are to be issued under one or more warrant agreements between UAFC, as issuer, and a warrant agent (each, a "Warrant Agreement"). The Depositary Shares are to be issued under one or more deposit agreements (each, a "Deposit Agreement") among UAFC, as issuer, a depositary and the owners and holders from time to time of receipts (the "Depositary Receipts") issued thereunder evidencing the Depositary Shares. The Stock Purchase Contracts are to be issued under one or more Stock Purchase Contracts between UAFC, as issuer, and the owners and holders from time to time of such contracts. The Stock Purchase Units are to be issued under Stock Purchase Units between UAFC, as issuer, and the owners and holders from time to time of such units.

                  In connection with furnishing this opinion, we have examined
(i) originals, photocopies or conformed copies of the Registration Statement, as amended and supplemented (including the exhibits and amendments to it), (ii) the forms of the Indentures filed as exhibits to the Registration Statement, (iii) the Certificate of Incorporation of the Company, as amended to date and (iv) the By-laws of the Company, as amended to date, and those corporate records, agreements and documents that we deemed relevant and necessary as a basis for our opinion. In addition, we have made those other examinations of law and fact as we considered necessary in order to form a basis for our opinion. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents referred to above and upon certificates of public officials and the officers of the Company.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

                  In rendering the opinion set forth below, we have assumed that
(i) the execution, delivery and performance by UAFC of the Indentures, the Warrant Agreements, the Deposit Agreements, the Debt Securities, the Warrants, the Depositary Shares, the Stock Purchase Contracts and the Stock Purchase Units issued by it will not conflict with or violate the terms of any agreement or instrument to which UAFC is subject, (ii) each Indenture shall have been duly authorized, executed and delivered by all the parties thereto ("Other Parties") other than UAFC, (iii) the Indentures, when so executed and delivered, will represent valid and binding obligations of each of the parties thereto other than UAFC under the laws of its jurisdiction of incorporation and the State of New York, (iv) each Warrant Agreement will be duly authorized, executed and delivered by the parties to it other than UAFC, (v) each Warrant Agreement, when so executed and delivered, will be governed by the laws of the State of New York and will represent a valid and binding obligation of the appropriate warrant agent under the laws of its jurisdiction of incorporation and the State of New York, (vi) each Deposit Agreement will be duly authorized, executed and delivered by the parties to it other than UAFC, (vii) each Deposit Agreement, when so executed and delivered, will be governed by the laws of the State of New York and will represent a valid and binding obligation of the depositary under the laws of its jurisdiction of incorporation and the State of New York, (viii) the Depositary Receipts will be duly authorized, executed and delivered by the depositary against deposit of shares of Preferred Stock in respect thereof, (ix) the Depositary Receipts, when so executed and delivered, will represent valid and binding obligations of the depositary under the laws of its jurisdiction of incorporation and the State of New York, (x) each Stock Purchase Contract will be duly authorized, executed and delivered by the parties to it other than UAFC, (xi) each Stock Purchase Contract, when so executed and delivered, will be governed by the laws of the State of New York and will represent a valid and binding obligation of each of the parties thereto other than UAFC under the laws of its jurisdiction of incorporation and the State of New York,

(xii) each Stock Purchase Unit will be duly authorized, executed and delivered by the parties to it other than UAFC, and (xiii) each Stock Purchase Unit, when so executed and delivered, will be governed by the laws of the State of New York and will represent a valid and binding obligation of each of the parties thereto other than UAFC under the laws of its jurisdiction of incorporation and the State of New York.

                  With respect to our opinion as to the Offered Common Stock (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Offered Common Stock is cash in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Offered Preferred Stock (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and reserved or available for issuance and that the consideration for the issuance and sale of the Offered Preferred Stock is cash in an amount that is not less than the par value of the Preferred Stock. We have also assumed that, with respect to any Company Securities being issued upon conversion of any convertible Offered Debt Securities (as defined below), upon conversion of any convertible Offered Preferred Stock or upon exercise of any Offered Warrants (as defined below), the applicable convertible Offered Debt Securities, convertible Offered Preferred Stock or Offered Warrants, as the case may be, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  We have assumed, with respect to Debt Securities, the Warrants, the Depositary Shares, the Stock Purchase Contracts and the Stock Purchase Units of a particular series or issuance offered (the "Offered Securities") that (i) the terms of issue and sale of the Offered Securities shall have been duly established in accordance with the appropriate Indenture, Warrant Agreement, Deposit Agreement, Stock Purchase Contract or Stock Purchase Unit, as the case may be; (ii) the Offered Securities shall have been authenticated by the appropriate trustee, officer or director, warrant agent or depositary, as the case may be, all in accordance with the terms of the appropriate Indenture, Warrant Agreement, Depositary Agreement, Stock Purchase Contract or Stock Purchase Unit, as the case may be, and against payment by the purchasers at the agreed consideration; and (iii) the Indentures will be duly executed and delivered by all parties to them substantially in the forms attached as exhibits to the Registration Statement.

                  Based on the foregoing, we are of the opinion that:

                  1. UAFC has all corporate power and authority necessary to enter into and perform its obligations under the Indentures, the Warrant Agreements, the Deposit Agreements, the Stock Purchase Contracts and the Stock Purchase Units.

                  2. The execution and delivery by UAFC of the Indentures, the Warrant Agreements, the Deposit Agreements, the Stock Purchase Contracts, the Stock Purchase Units and the Debt Securities have been duly authorized by all necessary corporate action.

                  3. With respect to the Common Stock offered by the Company under the Registration Statement (the "Offered Common Stock"), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company;
(iii) the issuance and sale of the Offered Common Stock does not violate any applicable law or the Company's Certificate of Incorporation (the "Certificate of Incorporation") or Bylaws (the "Bylaws") or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Debt Securities or Offered Preferred Stock in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

                  4. With respect to the Preferred Stock offered under the Registration Statement (the "Offered Preferred Stock"), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Preferred Stock does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Offered Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

                  5. With respect to any series of Debt Securities issued under the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable, and offered under the Registration Statement (the "Offered Debt Securities"), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus

Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Debt Securities has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Debt Securities does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Debt Indenture or Subordinated Debt Indenture, as applicable, and duly delivered to the purchasers thereof against payment therefor, then the Offered Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  6. With respect to the Warrants offered under the Registration Statement (the "Offered Warrants"), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities

Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Warrants has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Warrants does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent therefor pursuant to the applicable Warrant Agreement and duly delivered to the purchasers thereof against payment therefor, then the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  7. With respect to the Depositary Shares offered under the Registration Statement (the "Offered Depositary Shares"), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus

Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Depositary Shares has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Depositary Shares does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Depositary Shares have been duly executed and delivered by the Company and authenticated in accordance with the applicable Deposit Agreement, and duly delivered to the purchasers thereof against payment therefor, then the Offered Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  8. With respect to the Stock Purchase Contracts offered under the Registration Statement (the "Offered Stock Purchase Contracts"), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Stock Purchase Contracts has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Stock Purchase Contracts does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Stock Purchase Contracts have been duly executed and delivered by the Company and authenticated in accordance with the applicable Stock Purchase Contract, and duly delivered to the purchasers thereof against payment therefor, then the Offered Stock Purchase Contracts, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be legal, valid and binding obligations of UAFC, enforceable against it in accordance with their terms.

                  9. With respect to the Stock Purchase Units offered under the Registration Statement (the "Offered Stock Purchase Units"), provided that
(i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Stock Purchase Units has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Stock Purchase Units does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Stock Purchase Units have been duly executed and delivered by the Company and authenticated in accordance with the applicable Stock

Purchase Unit, and duly delivered to the purchasers thereof against payment therefor, then the Offered Stock Purchase Units, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be legal, valid and binding obligations of UAFC, enforceable against it in accordance with their terms.

                  10. The Selling Shareholder Securities have been duly authorized by all necessary corporate action on the part of the Company and, are validly issued, fully paid and non-assessable.

                  The opinions expressed above are limited to the laws of the State of New York. Our opinions are rendered only with respect to laws, and the rules, regulations and orders under these laws, that are currently in effect. All opinions contained in this letter as to the enforceability of any obligation are qualified in that such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally, (b) subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) requirements that a claim with respect to any Offered Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

                  We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal

Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.


                                Very truly yours,


                /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
                ------------------------------------------------
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP